Exhibit 31.2
CERTIFICATION
I, P. Scott Stubbs, certify that:
1.I have reviewed this Amendment No. 1 to quarterly report on Form 10-Q/A for the quarter ended March 31, 2024 of Extra Space Storage Inc.; and
2.Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: May 31, 2024	By:	/s/ P. Scott Stubbs
	Name:	P. Scott Stubbs
	Title:	Executive Vice President and Chief Financial Officer